UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 5, 2001

SANGSTAT MEDICAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State of Other Jurisdiction of Incorporation)

0-22890	94-3076-069
(Commission File Number)	(IRS Employer Identification Number)

6300 Dumbarton Circle
Fremont, California   94555

(Address of principal executive offices including zip code)

510-789-4300
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Matters

On April 5, 2001, the Company issued a press release announcing that it has entered into a binding agreement with Chronimed Inc. for the sale of the Company's division known as The Transplant Pharmacy®. The Transplant Pharmacy provides mail order distribution of drugs and transplant patient management services. The transaction is expected to close on April 30, 2001. The sale does not include the inventory and accounts receivable associated with this division, which the Company plans to convert to cash in the several months following the closing of the sale.

This divestiture is discussed in greater detail in the Company's press release, a copy of which is filed herewith as exhibit 99.1.

Item 7. Financial Statements and Exhibits

(a) Financial statements of business acquired. - Not applicable

(b) Pro forma financial information. - Not applicable

(c) Exhibits

Exhibit No	Description
99.1	Press release dated April 5, 2001

SIGNATURES

Pursuant to the requirement of the Security Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 5, 2001

SANGSTAT MEDICAL CORPORATION

By:	/s/ Stephen G. Dance

Stephen G. Dance
Senior Vice President, Finance

EXHIBIT INDEX

Exhibit No	Description
99.1	Press release April 5, 2001